UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         October 12, 2004

                                 EMCOR Group, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware

                 (State or Other Jurisdiction of Incorporation)

         0-2315                                           11-2125338
(Commission File Number)                   (I.R.S. Employer Identification No.)



301 Merritt Seven, Norwalk, CT                            06851
(Address of Principal Executive Offices)               (Zip Code)

                                (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                     N/A

          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange  Act  (17  CFR  240.13e-4(c))

Item 1.01  Entering into a Material Definitive Agreement.

Mr. Anthony Guzzi was elected President and Chief Operating Officer of EMCOR Group, Inc. (the "Company"), effective upon the commencement of his employment with the Company, which is expected to be on or about October 25, 2004, pursuant to a resolution of the Company's Board of Directors adopted October 1, 2004. In connection with his election to that position, the Company on October 12, 2004 entered into a letter agreement with him (the "Letter Agreement"), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and the terms of which are hereby incorporated herein by reference.

Pursuant to the Letter Agreement, it was agreed, among other things, that (a) Mr. Guzzi's salary will be at the annual rate of $525,000, (b) he will be entitled to a minimum bonus in respect of 2004 of $175,000, (c) he will receive a signing bonus of $200,000, (d) his annual target bonus will be no less than 100% of his base salary, (e) he will be granted an option to purchase 30,000 shares of common stock of the Company (the "Common Stock") at an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant pursuant to an option agreement (the "Option Agreement"), a copy of which is attached as Exhibit A to the Letter Agreement and the terms of which are hereby incorporated herein by reference, and (f) he will be awarded 25,000 restricted stock units pursuant to a Restricted Stock Unit Agreement ("the RSU Agreement") entitling him to an equal number of shares of Common Stock upon the vesting of the restricted stock units, a copy of which agreement is attached as Exhibit B to the Letter Agreement and the terms of which are incorporated herein by reference. The Letter Agreement also provides that, upon the commencement of Mr. Guzzi's employment with the Company, Mr. Guzzi and the Company will enter into (i) a Severance Agreement (the "Severance Agreement"), a copy of which is attached as Exhibit D to the Letter Agreement and the terms of which are hereby incorporated herein by reference, (ii) a Change of Control Agreement (the "Change of Control Agreement"), a copy of which is attached as Exhibit E to the Letter Agreement and the terms of which are hereby incorporated herein by reference, (iii) the Company's standard form of Indemnification Agreement with each of its officers and directors (the "Indemnification Agreement"), a copy of which is attached as Exhibit F to the Letter Agreement and the terms of which are hereby incorporated herein by reference and (iv) the Company's standard form of Confidentiality Agreement (the "Confidentiality Agreement"), a copy of which is attached as Exhibit C to the Letter Agreement and the terms of which are hereby incorporated herein by reference.

In addition, the Letter Agreement also provides for the payment to Mr. Guzzi of certain costs and expenses, as set forth in Appendix I to the Letter Agreement, incident to his relocation from his current home in upstate New York to a new home in the Norwalk, Connecticut area where the Company's principal executive offices are located.

The Option Agreement provides for the grant to Mr. Guzzi of options to purchase 30,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the grant date. Such options have a ten year term, and one-third of the options are exercisable on or after the first anniversary of the date of grant, an additional one-third of the options are exercisable on or after the second anniversary of the date of grant, and the balance of the options are exercisable on or after the third anniversary of the date of grant. Under the terms of the Option Agreement, in the event Mr. Guzzi's employment is terminated by the Company without Cause (as that term is defined in a Severance Agreement) or is terminated by him for Good Reason (as that term is defined in the Severance Agreement), all the options become exercisable and may be exercised at any time or from time to time during a period of two years from the date of such termination.

The RSU Agreement provides for the award to Mr. Guzzi of 25,000 restricted stock units of which one-half will vest on the first business day immediately following the day upon which the Company releases to the public generally its results for the fourth quarter of 2004 (entitling him to receive 12,500 shares of Common Stock on the vesting date), and of which one-half will vest on the first business day immediately following the day upon which the Company releases to the public generally its results for the fourth quarter of 2005 (entitling him to receive 12,500 shares of Common Stock on the vesting date). Under the terms of the RSU Agreement, if Mr. Guzzi's employment is terminated by the Company without Cause (as that term is defined in the Severance Agreement) or is terminated by him for Good Reason (as that term is defined in the Severance Agreement), then the Company shall issue to him a number of shares of Common Stock equal to any unvested restricted stock units.

Among other things, the Severance Agreement provides that if Mr. Guzzi's employment is terminated by the Company without Cause (as that term is defined in the Severance Agreement) or if he terminates his employment for Good Reason (as that term is defined in the Severance Agreement), he will be entitled to receive, in eight equal quarterly installments commencing with the date of termination, an aggregate amount equal to twice his base salary in effect immediately prior to the occurrence of the event or circumstance upon which the termination is based. In addition, he will be entitled to receive all unpaid amounts in respect of his bonus for any calendar year ended before the date of termination and an amount equal to his target bonus for the year in which his termination takes place multiplied by a fraction the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by the Company and the denominator of which is 365. He will also be entitled for a period of 18 months from the date of termination, at the Company's expense, to coverage for himself (and, to the extent applicable, his eligible dependents) under the Company's medical, dental and hospitalization insurance plans and for a period of 12 months from the date of termination, at the Company's expense, to coverage under the Company's group life and accidental death and dismemberment insurance plans; provided if he is provided with comparable coverage by a successor employer any such coverage by the Company shall cease. No severance benefits are payable under the Severance Agreement if benefits are payable under the Change of Control Agreement hereafter referred to.

The Change of Control Agreement generally provides to Mr. Guzzi a severance benefit if the Company terminates his employment without Cause (as that term is defined in the Change of Control Agreement) or if he terminates his employment for Good Reason (as that term is defined in the Change of Control Agreement) within two years following a Change of Control (as that term is defined in the Change of Control Agreement) equal to the sum of three times (i) his base salary at the time of the Change of Control, (ii) the higher of (A) his bonus in respect of the year prior to the Change of Control and (B) the average of his bonuses for the three years prior to the Change of Control and (iii) the value of perquisites provided in respect of the year prior to the Change of Control. Other severance benefits under the Change of Control Agreement include outplacement assistance and a continuance of insurance benefits for three years.

For purposes of the agreement a "Change of Control" means, in general, the occurrence of (i) the acquisition by a person or group of persons of 25% or more of the voting securities of the Company, (ii) the approval by the Company's stockholders of a merger, business combination or sale of the Company's assets, the result of which is that less than 65% of the voting securities of the resulting corporation is owned by the holders of Common Stock prior to such transaction or (iii) the failure of Incumbent Directors (as defined in the Change of Control Agreement) to constitute at least a majority of the Board of Directors of the Company during any two year period.

Generally, no benefits are provided under the Change of Control Agreement for any type of termination before a Change of Control, for termination after a Change of Control due to death or disability, any termination for Cause (as the term is defined in the Change of Control Agreement) or for voluntary termination (other than for Good Reason (as that term is defined in the Change of Control Agreement)).

If all or any portion of the payments or benefits payable under the Change of Control Agreement, either alone or together with other payments and benefits which Mr. Guzzi receives or is then entitled to receive from the Company, would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then Mr. Guzzi will be entitled to such additional payments as may be necessary to ensure that the net after tax benefit of all such payments shall be equal to his respective net after tax benefit as if no excise tax had been imposed under Section 4999 of the Code.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Guzzi was elected President and Chief Operating Officer of the Company, effective upon the commencement of his employment with the Company, which is expected to be on or about October 25, 2004, pursuant to a resolution of the Company's Board of Directors adopted October 1, 2004. Mr. Guzzi, who is age 40, has served as President of the North American Distribution and Aftermarket Division of Carrier Corporation ("Carrier") since August 2001. Carrier is a manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment and a provider of aftermarket service and components of its own products and those of other manufacturers in both the HVAC and refrigeration industries. From January 2001 to August 2001, Mr. Guzzi was President of Carrier's Commercial Systems and Services Division and from June 1998 to December 2000, he was Vice President and General Manager of Carrier's Commercial Sales and Services Division.

From time to time, the Company has purchased and will continue to purchase equipment and parts from Carrier, and has retained and will continue to retain the services of Carrier, in the ordinary course of business on terms and conditions negotiated on an arm's length basis.

There are no familial relationships between Mr. Guzzi and any other of the Company's offices and directors.

In connection with Mr. Guzzi's election as the Company's President and Chief Operating Officer, the Company entered into the Letter Agreement discussed above in Item 1.01 and attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. Pursuant to the terms of the Letter Agreement, the Company also agreed to enter into the Option Agreement, the RSU Agreement, the Severance Agreement, the Change of Control Agreement, the Indemnification Agreement and the Confidentiality Agreement, the material terms of which are referred to in Item
1.01 above and forms of which are attached as exhibits to the Letter Agreement. The terms of such employment-related agreements are incorporated herein by reference.

On October 13, 2004, the Company issued a press release regarding Mr. Guzzi's election, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number         Description of Exhibits

10.1                   Letter Agreement dated October 12, 2004 between the
                       Company and Anthony Guzzi

99.1 Press Release dated October 13, 2004 relating to the election of Anthony Guzzi as President and Chief Operating Officer





                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EMCOR GROUP, INC.

Date:  October 13, 2004              By:

                                     Frank T. MacInnis
                                     Chairman of the Board, President and
                                     Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit Number         Description

10.1                   Letter Agreement dated October 12, 2004 between the
                       Company and Anthony Guzzi

99.1 Press Release dated October 13, 2004 relating to the election of Anthony Guzzi as President and Chief Operating Officer


                                                                   Exhibit 10.1


                                                               October 12, 2004


Mr. Anthony Guzzi
6809 Holleston Circle
Fayetteville, NY  13066

Dear Tony:

We are pleased that you are willing to join EMCOR Group, Inc. (the "Company") as President and Chief Operating Officer of the Company. We believe that you will enjoy the challenges and opportunities that the Company has to offer.

This is to confirm the terms and conditions of your employment, as follows:

1.  Position:

     President and Chief Operating Officer, reporting to the Chief Executive Officer and Chairman of the Board of Directors of the Company (the "CEO").

2.  Base Salary:

     Your salary for this position will be $525,000 per annum, payable weekly.

3.  Bonus:

     For 2004, you shall be entitled to a bonus of $175,000 provided you remain employed by the Company through December 31, 2004. Your target bonus for 2005 and each year thereafter shall be no less than 100% of your base salary for the applicable year, provided you are employed by the Company through December 31 of such year. Your annual bonus will be payable in the same combination of cash and equity as paid to other senior executive officers of the Company and shall be based upon the achievement of agreed upon goals established by the Compensation and Personnel Committee (the "Committee") of the Board of Directors annually as provided in the Company's Key Executive Incentive Bonus Plan and subject to the Committee's right to reduce such bonus notwithstanding achievement of such goals.

4.  Signing Bonus:

     You shall receive a signing bonus of $200,000 payable promptly following commencement of your employment.

5.  Travel & Entertainment Expenses:

     Reimbursement in accordance with the standard policy of EMCOR Group, Inc.

6.  Auto Allowance:

     $870 per month payable monthly together with reimbursement for your auto insurance, any personal property tax on such auto, and the cost of maintenance and repair of such auto. In addition, the Company shall reimburse you for cost of a lease capital reduction payment relating to the lease of such auto. The Company shall bear the cost to you of any increased taxes caused by such auto allowance and reimbursement of the foregoing costs.

7.  Vacation: 4 weeks.

8.  Benefits:

     You will be eligible to participate in the Company's group medical, dental, life and long term disability insurance plans and 401(K) Plan effective the first day of the month following your date of employment. In addition, the Company shall reimburse you for any initiation fee and monthly dues for membership in a club suitable for entertaining clients of the Company and provide you with term life insurance (in addition to coverage under the Company's group life insurance policy) in the amount of $3,000,000.

9.  Options:

     You shall be granted options to purchase 30,000 shares of common stock of the Company. Such options shall have the terms set forth in an Option Agreement in the form annexed hereto as Exhibit A to be entered into as of the date your employment with the Company commences.

10. Restricted Stock Units:

     You shall be awarded 25,000 Restricted Stock Units, which shall have the terms set forth in a Restricted Stock Unit Agreement in the form annexed hereto as Exhibit B to be entered into as of the date your employment with the Company commences.

11. Travel Assignment:

     It is anticipated that a considerable amount of travel will be required in the performance of this position.

12. Confidentiality Agreement:

     You shall enter into an Agreement Regarding Confidential Information in the form annexed hereto as Exhibit C as of the date your employment with the Company commences.

13. Severance:

     You and the Company shall enter into a Severance Agreement in the form annexed hereto as Exhibit D as of the date your employment with the Company commences.

14. Change of Control:

     You and the Company shall enter into a Change of Control Agreement in the form annexed hereto as Exhibit E as of the date your employment with the Company commences.


15. Indemnification:

     You and the Company shall enter into an Indemnification Agreement in the form annexed hereto as Exhibit F as of the date your employment with the Company commences.

16. Relocation:

     The Company shall pay to you relocation costs and expenses in accordance with the Relocation Plan annexed hereto as Appendix I.

As previously discussed, your employment is conditioned upon your execution of this Letter.

This Letter is not to be considered an agreement for employment for a term, and your employment will be one "at will." This means that you may terminate your employment at any time and, similarly, the Company may terminate your employment at any time; however, in certain cases you may be entitled to a severance payment as set forth in the Severance Agreement referred to above. The terms of any severance to which you may be entitled in connection with the termination of your employment pursuant to a change of control of the Company are set forth in the Change of Control Agreement referred to above. Your employment at-will relationship cannot be altered except by express written agreement signed by you and an authorized officer of the Company.

You further  acknowledge  that the terms and conditions of this Letter supersede
all  prior  oral  or  written  understandings,   agreements  and  statements  or
representations concerning the subject matter of this Letter.

We look forward to the opportunity of working with you.

Please sign and return a copy of this Letter to confirm your agreement with the foregoing. If you have any questions regarding any of these documents or this offer, please do not hesitate to contact me.

                                   Sincerely,


                                   Frank T. MacInnis
                                   Chairman, Chief Executive Officer
                                   and President


I have read and understand the terms of this Letter and am signing this Letter freely and voluntarily and confirm my agreement with the foregoing terms and conditions of this Letter.

                                   October  12, 2004
_____________________________      _________________
Anthony Guzzi                      Date

                                    Appendix I

                                 Relocation Plan


General

     Should Executive voluntarily terminate his employment with the Company without Good Reason within one year of the date hereof, Executive will repay the Company for all relocation costs and expenses (including, without limitation, any tax gross up).

Sale of Existing Home

     Executive's existing home to be listed with a broker reasonably acceptable to the Company at no more than 105% of Appraised Value Offer.

     The "Appraised Value Offer" shall be equal to the average of two independent appraisals conducted by two independent appraisers reasonably acceptable to the Company. If the variance between the two appraisals is greater than 5%, a third appraisal will be obtained from an independent appraiser reasonably acceptable to the Company, and the Appraised Value Offer will be the average of the two closest appraisals.

     The Company will purchase Executive's existing home at the Appraised Value Offer as set forth in a contract of sale delivered to Executive by the Company, provided that such contract of sale is signed and returned to the Company within 60-days of its receipt by Executive.

     If within the 60-day period, Executive receives an offer from a buyer, it must be presented to the Company for the Company's reasonable acceptance or rejection. If an offer is accepted and is greater than the Appraised Value Offer, the Appraised Value Offer and related contract of sale will be amended (the "Amended Value Offer") to reflect the sale price set forth in the offer and the Company will purchase the existing home at the Amended Value Offer. If the buyer's offer is less than the Appraised Value Offer, but is accepted by the Company, the Company will purchase the existing home from Executive at the Appraised Value Offer.

     If Executive does not accept the Appraised Value Offer within the 60-day period, it will expire.

     Company will reimburse Executive for any loss of up to $10,000 on sale of existing home, but such loss is based on the Executive's original purchase price and excludes the costs of any repairs or capital improvements.

     Issues with respect to the existing home must be disclosed and resolved at Executive's expense prior to the sale of the existing home, including, without limitation, issues raised in an inspection, unclear title, environmental problems, mold, structural issues, deficiencies in sewage, septic systems or drainage, problems with underground or above-ground storage tanks, existence of asbestos or hazardous materials, building code violations, safety deficiencies and water problems.

     Sale of existing home must be completed within one year of the date hereof.

Purchase of New Home

     Company will reimburse for expenses of Executive and spouse for two home-hunting trips to the Norwalk, Connecticut area for up to a total of ten days/nine nights.

     Company will reimburse Executive for following home purchase closing costs:
     (a) inspection fees, customary survey fees and typical legal fees, (b) title insurance/examination, (c) recording fees, (d) real estate transfer fees, and (e) up to 1.0% point (not to exceed $10,000) in connection with a mortgage.

     Purchase of new home to be made within one year of the date hereof.

Moving Costs

     Company will pay costs of moving Executive from existing home to new home, which costs reflect packing and unpacking of ordinary household goods, shipping of such goods and reasonable insurance.

Miscellaneous Expenses

     Company will reimburse Executive, up to $50,000 on an accountable basis, to cover, among other things, (a) incidental expenses incurred during home hunting trips and final move trip such as phone, incidentals and laundry expenses, (b) cleaning services at existing and new homes, (c) utility connections and telephone installation at new home, (d) servicing of appliances at new home for move related causes, (e) alteration and installation of carpets and drapes at new home, (f) tax preparation assistance, and (g) tips for movers.

Temporary Living Assistance

     For a maximum of nine months from the date hereof, the Company will reimburse Executive up to $3,000 per month to cover the cost of temporary living quarters.

The foregoing costs and expenses (including loss reimbursement) shall be grossed up for taxes other than payments in respect of (a) an Appraisal Value or Amended Value Offer and (b) new home points; provided such costs and expense are incurred within one year from the date hereof.

                                                                       EXHIBIT A

                             STOCK OPTION AGREEMENT


     THIS AGREEMENT made as of the _____ day of October, 2004 by and between EMCOR GROUP, INC., a Delaware corporation (the "Corporation"), and Anthony Guzzi ("Grantee").
                              W I T N E S S E T H:
                              ____________________
     WHEREAS, the Corporation wishes to grant to Grantee, on the date set forth above, a non-qualified stock option to purchase shares of Common Stock of the Corporation, $.01 par value, upon the terms and conditions hereinafter stated.

     NOW, THEREFORE, in consideration of the premises and of the undertakings hereinafter contained, the Corporation and Grantee agree as follows:

1. Subject to the terms and conditions of this Agreement, the Corporation hereby grants to Grantee a non-qualified stock option (the "Option") to purchase all or any part of 30,000 shares of Common Stock of the Corporation, $.01 par value (the "Shares"), at a price per share of $________*. Unless sooner terminated in accordance with the terms of this Agreement and prior to the expiration date of the Option, one-third of the Shares subject to the Option may be purchased on or after the first anniversary of the date hereof at any time or from time to time, one-third of the shares subject to the Option may be purchased on or after the second anniversary of the date hereof at any time or from time to time, and one-third of the shares subject to the Option may be purchased on or after the third anniversary of the date hereof at any time or from time to time; provided, however, that if Grantee's employment with the Corporation shall be terminated at any time by the Corporation other than for Cause (as that term is defined in the Severance Agreement (the "Severance Agreement") between the Grantee and the Corporation dated as of the date hereof) or by the Grantee for Good Reason (as that term is defined in the Severance Agreement), the Option shall become immediately exercisable in full and, subject to the provisions of Section 5(c) hereof, remain exercisable, at any time or from time to time, until two years from the date thereof. Unless sooner exercised in full or sooner terminated as expressly provided herein, the Option shall expire ten years from the date hereof.


2. (a) Notwithstanding the foregoing, all or any part of the Option may be exercised in the following circumstances: (a) subject to the provisions of
     Section 4 hereof, upon (but prior to the expiration of the term of the Option) the Grantee's retirement from the Corporation and all Subsidiaries on or after his 65th birthday, (b) subject to the provisions of Section 4 hereof, upon the disability (to the extent and in a manner as shall be determined by the Compensation and Personnel Committee (the "Committee") of the Board of Directors of the Corporation in its sole discretion) or death of the Grantee, or (c) upon the occurrence of such special circumstance or event as in the opinion of the Committee merits special consideration.

     (b) The Option shall be exercised by the delivery of written notice duly signed by the Grantee to such effect ("Exercise Notice"), together with the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the Chairman of the Board or an officer of the Corporation appointed by the Chairman of the Board for the purpose of receiving the same. Payment of the full purchase price shall be made as follows: in cash or by check payable to the order of the Corporation; by delivery to the Corporation of Shares which shall be valued at their Fair Market Value on the date of exercise of the Option; with the consent of the Chairman of the Board or the officer referred to in the immediately preceding sentence, by providing with the Exercise Notice an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Corporation, in cash or by check payable to the order of the Corporation, to pay the full purchase price of the Shares and all applicable withholding taxes; or by such other methods as the Committee may permit from time to time. The provisions of Annex A attached hereto are made a part of this Agreement as if set forth herein in full.

     (c) Within a reasonable time after the exercise of the Option, the Corporation shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option.

     (d) Notwithstanding any other provision of the Option, the Option may not be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or regulation.

     (e) For purposes hereof the term Subsidiary means any corporation 50% or more of whose stock having general voting power is owned by the Corporation or by another Subsidiary, as herein defined, of the Corporation.


3. (a) The Option shall be exercisable only by Grantee during Grantee's lifetime, or, if permissible under applicable law, by Grantee's legal guardian or representative. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or its Subsidiaries; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

     (b)  Notwithstanding  the  foregoing,  the  Option  may be  transferred  by
     Grantee:

               (A) without consideration to any person who is a "family member" of Grantee, as such term is used in the instructions to Form S-8 (collectively, the "Immediate Family Members");

               (B) without consideration to a trust solely for the benefit of Grantee and/or his or her Immediate Family Members;


               (C) without consideration to a partnership or limited liability company whose only partners or shareholders are Grantee and/or his or her Immediate Family Members; or


               (D) with or without consideration to any other transferee as may be approved by the Board of Directors or the Committee in its sole discretion;


     (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a "Permitted Transferee"); provided that Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies Grantee in writing that such a transfer is approved.

     (c) If the Option is transferred in accordance with the immediately preceding sentence, the terms of the Option shall apply to the Permitted Transferee and any reference herein to a Grantee shall be deemed to refer to the Permitted Transferee, except that (a) a Permitted Transferee shall not be entitled to transfer the Option, other than by will or the laws of descent and distribution; (b) a Permitted Transferee shall not be entitled to exercise the Option unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Corporation shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to Grantee, and (d) the consequences of termination of Grantee's employment by, or services to, the Corporation or Subsidiary hereunder shall continue to be applied with respect to Grantee following which the Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified herein that the Option could otherwise have been exercised by the Grantee.

4. All or any part of the Option, to the extent unexercised, shall terminate immediately, upon the termination for Cause by the Corporation of the Grantee's employment by the Corporation or upon the termination without Good Reason by the Grantee of the Grantee's employment by the Corporation except that in either such case the Grantee shall have until the end of the three-month period following the cessation of his employment with the Corporation to exercise any unexercised part of the Option that he could have exercised on the day on which such employment terminated; provided, that such exercise must be accomplished prior to the expiration of the term of such Option. Notwithstanding the foregoing, if the cessation of employment is due to Grantee's retirement on or after he attains age 65 ("Retirement") or disability (to the extent and in a manner as shall be determined in each case by the Committee in its sole discretion) or death, the Grantee (or the representative of the estate of the Grantee, if deceased), may exercise the portion of the Option which is unexercised at the time of such Retirement, disability or death; provided, however, that such exercise must be accomplished prior to the expiration of the term of the Option and (a) unless the Committee determines a longer period, within three months of the Grantee's Retirement or disability or (b) unless the Committee determines a longer period, within six months of the Grantee's death.

5. (a) If prior to the complete exercise of the Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the Grantee upon the future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased hereunder.

     (b) Any fractional shares or securities issuable upon the exercise of the Option as a result of such adjustment shall be payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise. If any such event should occur, the number of Shares with respect to which the Option remains to be issued shall be adjusted in a similar manner.

     (c) Notwithstanding the foregoing, upon the dissolution or liquidation of the Corporation, or the occurrence of a merger or consolidation in which the Corporation is not the surviving corporation, or in which the Corporation becomes a subsidiary of another corporation or in which the voting securities of the Corporation outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting securities of the Corporation or such surviving entity immediately after such merger or consolidation, or upon the sale of all or substantially all of the assets of the Corporation, the Option shall terminate unless provision is made by the Corporation in connection with such transaction for the assumption of the Option, or the substitution for the Option of new options of the successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise prices. In the event the Option terminates as aforesaid in connection with such a dissolution, liquidation, merger, consolidation or sale, the holder of the Option shall be entitled to receive from the Corporation cash in an amount equal to the excess of
     (i) the Fair Market Value (determined on the basis of the amount received by shareholders in connection with such transaction) of the Shares subject to the portion of the Option not theretofore exercised (whether or not the Option is then exercisable pursuant to its terms or otherwise), over (ii) the aggregate purchase price which would be payable for such Shares upon the exercise of the Option. In the event of any other change in the corporate structure or outstanding Shares, the Committee may make such equitable adjustments to the number of Shares and the class of shares available under the Option as it shall deem appropriate to prevent dilution or enlargement of rights.

     (d) For purposes hereof the term Fair Market Value of a security on a specified date shall mean the closing price at which such security is traded on the stock exchange, if any, on which such security is primarily traded or, if such security is not then traded on a stock exchange, the closing price of such security as reported on the NASDAQ National Market System or, if such security is not then traded on the NASDAQ National Market System, the average of the closing bid and asked prices at which such security is traded on the over-the-counter market, but if no such security was traded on such date, then on the last previous date on which such security was so traded, or, if none of the above is applicable, the value of such security as established by the Committee for such date using any reasonable method of valuation.

6. The Corporation may postpone the issuance and delivery of Shares pursuant to the grant or exercise of the Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. The Grantee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as from time to time amended (the "Securities Act"), to issue the Shares in compliance with the provisions of the Securities Act or any comparable federal or state laws. The Corporation shall have the right, in its sole discretion, to legend any Shares which may be issued pursuant to the grant or exercise of the Option, or may issue stop transfer orders in respect thereof.

7. If the Corporation or a Subsidiary shall be required to withhold any amounts by reason of any Federal, State or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of the Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the Grantee. In any event, the Grantee shall make available to the Corporation or Subsidiary, promptly when requested by the Corporation or such Subsidiary, sufficient funds to meet the requirements of such withholding; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds made available to the Corporation or Subsidiary out of any funds or property due or to become due to the holder of such Option.

8. Nothing contained herein shall be construed to confer on the Grantee any right to be continued in the employ of the Corporation or any Subsidiary or derogate from any right of the Corporation or any Subsidiary to retire, request the resignation of or discharge the Grantee (without or with pay) at any time, with or without cause.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
                                               EMCOR GROUP, INC.
                                         By:
                                               _________________________________
                                               Anthony Guzzi, Grantee

                                    Annex A

                             STOCK OPTION DEFERRALS

This Annex A is made a part of this Stock Option Agreement dated as of ___________, 2004 between the Corporation and the Grantee. The Grantee (as defined in the Stock Option Agreement) may elect (the "Deferral Election"), by completing and signing the Stock Option Deferral Election Form attached as
Exhibit 1 (the "Election Form") hereto, to defer delivery of Common Stock of the Corporation ("Stock") otherwise deliverable upon exercise of the Option to the delivery date(s) specified in the Election Form, subject to the following rules.

1. Timing. The Deferral Election may only be made for an exercise of the Option which occurs while the Grantee is employed by the Corporation or any of its subsidiaries, and shall apply only to that exercisable portion of the Option that has not been exercised as of the Election Date, as specified in the Election Form. The exercise of the portion of the Option subject to the Deferral Election may occur at any time after the period referred to in Section 2 below, in accordance with the terms and conditions of the Stock Option Agreement.

2. Restriction on Exercisability. The portion of the Option subject to the Deferral Election shall not be exercisable during the period beginning with the Election Date and ending on the day immediately prior to the six-month anniversary of the Election Date (or if there is no corresponding date in the sixth calendar month after the Election Date, the six-month anniversary shall be deemed to be the first day of the seventh calendar month after the Election Date); provided, however, that, if, prior to such six-month anniversary, either (i) the Grantee's employment with the Corporation and all of its subsidiaries terminates for any reason or (ii) the Compensation Committee of the Board of Directors of the Company (the "Committee") so determines, then the restriction set forth in the preceding portion of this
     Section 2 shall be canceled, and the portion of the Option which had been subject to the Deferral Election shall become exercisable (to the extent that it would have otherwise have been exercisable in the absence of such restriction).

3. Method of Exercise to Defer. The portion of the Option subject to the deferral election shall be exercised in accordance with the terms of the Stock Option Agreement; provided that the exercise price must be paid by the Grantee in shares of Stock which are considered "mature" for purposes of generally accepted accounting principles, i.e., (x) they have been held by the Grantee free and clear for at least six months prior to their use to pay the Option purchase price (y) they have been purchased by the Grantee in other than a compensatory transaction, or (z) they meet any other requirements for "mature" shares as may exist on the date of exercise, as determined by the Committee (as the term is defined in the Stock Option Agreement). The Grantee may use Common Stock in payment of the exercise price by means of attestation to the Corporation of his ownership of sufficient shares in a manner reasonably acceptable to the Committee. Shares of Common Stock used to pay all or part of the Option purchase price pursuant to this provision will be credited at their fair market value on the date of delivery. Subject to any action required of the Corporation by any law or regulation and to the Grantee's payment to the Corporation of the amount of any required tax or other withholding as described in Section 7 below, the Corporation shall, as soon as practicable after the exercise, return to the Grantee the Common Stock previously delivered to satisfy the Option purchase price (unless such exercise was accomplished by means of the attestation mechanism described above).

4. Deferral Account. A number of units equal to the number of shares of Common Stock otherwise deliverable to the Grantee from the exercise of the portion of the Option subject to the Deferral Election, less that number of shares of Common Stock used to exercise such portion of the Option pursuant to
     Section 3 hereof, shall be credited to a "deferral account" on behalf of the Grantee. The Grantee's deferral account shall be a bookkeeping account only.

5. Delivery of Deferred Stock. Subject to any action required of the Corporation by any law or regulation and to the Grantee's payment of the Corporation of the amount of any required tax or other withholding, the Corporation shall deliver to the Grantee on each "Deferred Delivery Date" (as defined in the following sentence) a certificate representing a number of shares of Common Stock equal to (i) the number of units credited to the Grantee's deferral account, divided by (ii) the number of Deferred Delivery Dates indicated in the Election Form, subject to withholding in accordance with Section 7 below, if applicable. The "Deferred Delivery Date" shall be the date or dates selected by the Grantee in the Election Form; provided that if a Grantee elects multiple Deferred Delivery Dates, (A) each must be an anniversary of the first Deferred Delivery Date and (B) there may no more than ten Deferred Delivery Dates. The number of shares of Common Stock delivered to the Grantee shall reduce by the same number the units credited to the Grantee's deferral account.

6. Rights of Grantee. Following exercise of the portion of the Option subject to the Deferral Election and prior to the delivery of any shares of Common Stock related thereto on a Deferred Delivery date, (a) the Grantee shall not be treated as owner of such shares, shall not have any rights as a shareholder as to such shares, and shall have only a contractual right to receive such shares, unsecured by any assets of the Corporation or its subsidiaries; (b) the Grantee's right to receive such shares may not be transferred by the Grantee other than by will or the laws of descent and distribution; and (c) the Grantee's right to receive such shares will be subject to adjustment as set forth in Section 5 of the Stock Option Agreement, relating to stock splits, stock dividends, stock changes and similar events.

7. Tax Withhholding. The Grantee shall be responsible for satisfying such tax withholding as may be required (i) at the time of exercise of the portion of the Option subject to the deferral election and (ii) at the time of delivery of Common Stock on a Deferred Delivery Date, by delivery of a check to the Corporation in the amount due for such withholding; provided that the Committee may, at its sole discretion, with respect to the delivery of Common Stock on a Deferred Delivery Date, allow the Grantee to satisfy any required withholding by electing to have the necessary number of shares of Stock withheld by the Corporation.

8.   Administration.   A  Deferral   Election  is  subject  to  such  additional
     administrative rules as the Committee may establish from time to time.

9. Revocation and Hardship Payment. Subject to Section 2 hereof, a Deferral Election may not be revoked by the Grantee. The Committee may, in its sole discretion, accelerate the Deferred Delivery Date with respect to shares of Common Stock in the event of (i) an "unforeseeable emergency," (ii) the death or disability of the Grantee or (iii) the Committee's determination that continuing to honor the Deferral Election is no longer in the best interest of the Corporation. An "unforeseeable emergency" is defined as an unanticipated emergency caused by an event beyond the control of the Grantee that would result in severe financial hardship if the distribution were not permitted. The Deferred Delivery Date may be accelerated only as to that number of shares of Stock necessary to sufficiently address the financial hardship.

10. Assignability. No rights to a Grantee's deferral account may be assigned or subject to any encumbrance, pledge, or charge of any nature, except that a Grantee may designate a beneficiary pursuant to any rules established by the Committee.

                                    EXHIBIT I

                       STOCK OPTION DEFERRAL ELECTION FORM


1.   Grantee: ____________________ [TYPE NAME]

2.   Election   Date  (date  this  form  is  submitted   to  the   Corporation):
     _____________

3.   Grant date of Option subject to this Deferral Election: ____________

4. Number of shares of Common Stock subject to the unexercised portion of the Option to which this Deferral Election relates [CHECK ONE]:

          : All ___________ Shares

          : ___________ Shares, being less than all Shares

5.   Deferred Delivery Date

          Subject to the terms of "Annex A" (to which this Deferral Election Form is attached): [CHECK ONE]

          : I want delivery of my deferred Common Stock to commence upon my termination of employment

          : I want delivery of my deferred Common Stock to commence upon a particular date, which is written here: _____


6.   Number of Deferred Delivery Dates [CHECK ONE]:

          : One [this means you will receive 100% of your deferred Common Stock on the Deferred Delivery Date specified in Item 5 above, subject to applicable withholding]

          : ______  [MUST BE A WHOLE  NUMBER  MORE THAN ONE AND NO GREATER  THAN
            TEN[ [this means that you will receive an equal number of shares of your deferred Common Stock on the date specified in Item 5 above, and each of the specified number of anniversaries of that date, subject to applicable withholding]

BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THIS DEFERRAL ELECTION FORM, AS WELL AS `"ANNEX A" TO WHICH IT IS ATTACHED, PARTICULARLY, YOU UNDERSTAND THAT YOUR ELECTION IS IRREVOCABLE (OTHER THAN AS SPECIFICALLY STATED IN THE ELECTION FORM), AND THAT YOU CANNOT EXERCISE THE PORTION OF THE OPTION SUBJECT TO THE ELECTION FOR SIX MONTHS FOLLOWING THE ELECTION DATE.

                                                EMCOR GROUP, INC.


__________________________                  By: _____________________________
Grantee Signature/Date

* The average of the high and low prices of the Company's common stock on the NYSE on the date as of which this agreement is made.

                                                                       EXHIBIT B

                         RESTRICTED SHARE UNIT AGREEMENT



Recipient:    Anthony Guzzi                     Date of Grant:  October   , 2004
                                              -
Number of RSUs:   25,000

Dates of Vesting of RSUs:

         Date                                                     Number of RSUs

         The first business day immediately following                  12,500
         the day upon which the Company releases to the public generally its results for the fourth quarter of 2004

         The first business day immediately following                  12,500
         the day upon which the Company releases to the public generally its results for the fourth quarter of 2005


1. Grant of RSUs. For valuable consideration, receipt of which is hereby acknowledged, Emcor Group, Inc., a Delaware Corporation (the "Company"), hereby grants the number of restricted share units ("RSUs") listed above to the Recipient, on the terms and conditions hereinafter set forth. This grant is not made pursuant to the terms and conditions of a plan of the Company. However, for the purpose of certain defined terms expressly identified hereunder, these RSUs will be treated as if they had been granted pursuant to the Company's 2003 Management Stock Incentive Plan (the "Plan"). Each RSU represents the unfunded, unsecured right of the Recipient to receive a share of common stock of the Company, $.01 par value per share (a "Share") on the date(s) specified herein.

2.   Vesting and Timing of Transfer.

     (a) The Recipient will become vested in the RSUs in accordance with the schedule set forth above.

     (b) The Company shall transfer to the Recipient, after an applicable vesting date, a number of Shares equal to the number of RSUs that became vested on that vesting date (rounded down, if necessary, to the next whole share), provided, however, that upon the final transfer of Shares to the Recipient (i) such number of Shares shall be increased to the extent necessary to reflect any previous rounding down pursuant to this sentence, and (ii) in lieu of a fractional Share, the Recipient shall receive a cash payment equal to the Fair Market Value (as defined in the Plan, the "Fair Market Value") of such fractional Share.

     (c) Notwithstanding Sections 2(a) and 2(b) of this Agreement, if the Recipient's employment with the Company and its Affiliates is terminated due to death or due to "Permanent Disability", voluntary termination by the Recipient for "Good Reason" or termination of the Recipient by the Company other than for "Cause", each as defined in the Recipient's severance agreement, dated as of the date hereof (the "Severance Agreement"), with the Company, or if there is a "Change of Control" of the Company, as defined in the Severance Agreement, the Company shall cause there to be transferred to the Recipient, as soon as practicable following such termination or Change of Control, as the case may be, a number of Shares equal to the aggregate number of then unvested RSUs granted to the Recipient under this Agreement; provided, however, that upon the transfer of such Shares to the Recipient, in lieu of a fractional Share, the Recipient shall receive a cash payment equal to the Fair Market Value of such fractional Share, and provided further that, in the event of a Change of Control, the Company reserves the right to satisfy its obligation hereunder in the form of cash. In the event of the death of the Recipient, the transfer of Shares under this Section 2(c) shall be made in accordance with the beneficiary designation form on file with the Company; provided, however, that, in the absence of any such beneficiary designation form, the transfer of Shares under this Section 2(c) shall be made to the person or persons to whom the Recipient's rights under the Agreement shall pass by will or by the applicable laws of descent and distribution.

     (d) Upon each transfer of Shares in accordance with Sections 2(a), 2(b) and 2(c) of this Agreement, a number of RSUs equal to the number of Shares transferred to the Recipient shall be extinguished.

     (e) Upon the Recipient's termination of employment for any reason other than as set forth in Section 2(c) of this Agreement, any unvested RSUs shall immediately terminate for no further consideration.

3. Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Recipient shall, as of such dividend payment date, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Recipient as of the related dividend record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash, the per Share value of such dividend, as determined in good faith by the Committee (as defined in the Plan, the "Committee"), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Recipient shall be increased by a number equal to the product of (a) the RSUs that are held by the Recipient on the related dividend record date, multiplied by (b) the number of Shares (including any fraction thereof) payable as a dividend on a Share.

4.   Adjustments  Upon  Certain  Events.  In  the  event  of any  change  in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off or combination transaction or exchange of Shares or other similar events (collectively, an "Adjustment Event"), the Committee shall make an appropriate and equitable adjustment in the number of RSUs subject to this Agreement to reflect such Adjustment Event, as determined in good faith by the Committee. Any such adjustment made by the Committee shall be final and binding upon the Recipient, the Company and all other interested persons.

5. No Right to Continued Employment. Nothing in this Agreement shall be construed as giving the Recipient the right to be retained in the employ of, or in any consulting relationship to, the Company or any affiliate of the Company. Further, the Company may at any time dismiss the Recipient, free from any liability or any claim under this Agreement, except as otherwise expressly provided herein.

6. No Rights of a Shareholder. The Recipient shall not have any rights or privileges as a shareholder of the Company until the Shares in question have been registered in the Company's register of shareholders.

7. Legend on Certificates. Any Shares issued or transferred to the Recipient pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Recipient, and the Committee may cause a legend or legends to be put on any certificates representing such Shares to make appropriate reference to such restrictions.

8. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Recipient otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any affiliate of the Company.

9. Withholding. The Recipient may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any transfer due under this Agreement or from any compensation or other amount owing to the Recipient, applicable withholding taxes with respect to any transfer under this Agreement and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

10. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

11. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                                   EMCOR GROUP, INC.



                                            By: ________________________________



                                            By: ________________________________
                                                  Anthony Guzzi, Recipient

                                                                       EXHIBIT C

                               AGREEMENT REGARDING
                            CONFIDENTIAL INFORMATION

This  Agreement  is made as of October  ___,  2004  between  EMCOR  Group,  Inc.
(hereinafter  the  "Company"),   and  Anthony  Guzzi,   6809  Holleston  Circle,
Fayetteville, NY 13066 (hereinafter "Executive").

     In consideration of the offer of employment extended by the Company to Executive, and in accepting such employment, the terms of which are described in the Letter executed contemporaneously herewith (the "Letter"), Executive hereby agrees as follows:

1.   Prohibition on Using Confidential Information

          1.1 Executive recognizes and acknowledges that Confidential Information (as hereinafter defined) is a valuable and unique asset of the Company and its affiliated companies, access to and knowledge of which is essential to the performance of the Executive's duties to the Company. Except as needed to perform the duties to be required as contemplated by the Letter or by other job-related responsibilities Executive undertakes, Executive shall not, during Executive's employment or any time thereafter, under any circumstances, make use of such Confidential Information for Executive's own purposes or disclose, in whole or in part, such Confidential Information to any person, firm, corporation, association, or other entity ("Other Person") for any reason or purpose whatsoever other than in furtherance of the Company's business.

          1.2 Executive shall, prior to or upon leaving the Company, deliver to the Company any and all records, items, media of any type (including all partial or complete copies or duplicates) containing or otherwise relating to Confidential Information whether prepared or acquired by Executive or provided to Executive by the Company or any of its affiliated companies. Executive also acknowledges that all such records, items and media are at all times and shall remain the property of the Company or its affiliated companies.

          1.3 Confidential information means information disclosed to or known by Executive as a consequence or through his association with the Company or its affiliated company, including any information conceived, originated, discovered, or developed by Executive, which is not generally known to the public or potential competitors of the Company or its affiliated companies other than by reason of Executive's acts and which constitutes or relates to marketing, sales, research, development, or know-how of the Company or its affiliated companies, including, but not limited to methods of operation, internal procedures, plans, specifications, drawings, sketches, lay-outs, purchasing, accounting, customer or contact lists, lists containing the names, addresses, salary or other personnel information of employees, engineering and technical data, computer software and hardware design, similar types information entrusted to the Company by third parties, or any trade secrets or proprietary materials belonging to the Company or its affiliated companies.

          1.4 Executive shall not acquire any intellectual property rights under this Agreement or under the terms of Executive's employment with the Company except the limited right to use as set out above. Executive acknowledges that, as between the Company and Executive, the Confidential Information and all related copyrights and other intellectual property rights, are (and at all times will be) the property of the Company or its affiliated companies, even if suggestions, comments, and/or ideas made by Executive are incorporated into the Confidential Information or related materials during the period of this Agreement.

2.   Representations Regarding Obligations to Former Employers.

          Executive represents and warrants that Executive is not currently bound by or a party to any obligation or agreement (whether contained in any agreement, Executive handbook or offer letter or otherwise) with any current or former employer that would or could restrict or prohibit Executive from being employed by the Company or from performing Executive's duties for the Company. Executive further acknowledges that to the extent the Executive has an obligation to any current or former employer not to disclose trade secrets and/or other legally protected confidential information, Executive intends to honor such obligation at all times while in the employ of the Company. Specifically, Executive represents and agrees that Executive has not and will not knowingly use for the benefit of the Company or its affiliated companies, or disclose to any person employed by the Company or its affiliated companies, any trade secrets or other legally protected confidential information of any current or former employer or of any other third party, and that Executive will not otherwise knowingly infringe any proprietary right of any third party and that Executive does not have in Executive's possession or under Executive's control any documents, records, forms, customers lists or any other "papers" in hard copy or computer format that belong to Executive's current or former employer or that have been compiled by Executive while working for any current or former employer.

3.   Enforcement.

          If Executive breaches or threatens to breach the terms of this Agreement, the Company may pursue any remedies it is or may be entitled to under the law or equity, including injunctive relief. Executive acknowledges that the Company would be irreparably injured upon Executive's breach of this Agreement, and it is difficult to ascertain with certainty the amount of money damages the Company will suffer; provided further, however, that nothing herein shall preclude the Company from seeking a recoupment of its actual damages should they be ascertainable.

4.   Successors.

          This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation, or other business entity that at any time, whether by purchase, merger, or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise

5.   General Provisions.

          5.1 This Agreement sets forth the entire understanding of the parties regarding confidential information. Any amendments must be in writing and signed by all of the parties hereto. This Agreement is made pursuant to, and shall be governed, construed, and enforced in all respects and for all purposes in accordance with the laws of the State of New York.

          5.2 In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and the same shall be enforceable to the fullest extent permitted by law.

                                                      EMCOR Group, Inc.



                                                   By _________________________
                                                      Name:
                                                      Title:




                                                      __________________________
                                                      Anthony Guzzi
                                                      Date:

                                                                       EXHIBIT D


                               SEVERANCE AGREEMENT


THIS  AGREEMENT made as of October __, 2004, is made by and between EMCOR Group,
Inc.,  a  Delaware   corporation  (the   "Company"),   and  Anthony  Guzzi  (the
"Executive").

WHEREAS the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

WHEREAS the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Executive to his assigned duties;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1.   Defined Terms.

     The definitions of capitalized terms used in this Agreement are provided in
     Article 20 hereof.

2.   Company's Covenants Summarized.

     In order to induce the Executive to remain in the employ of the Company and its consideration of the Executive's covenants set forth in Article 6 hereof, the Company agrees, subject to the terms and conditions hereof, to pay the Executive the "Severance Payments" described in Article 3 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated under certain circumstances. No amount or benefit shall be payable under this Agreement unless there shall have been a termination of the Executive's employment with the Company, as described in Articles 3, 4 or 5 hereof. This Agreement shall not be construed as creating an express or implied contract of employment, and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company and the Company may terminate the Executive's employment at any time and Executive may terminate his employment at any time.

3.   Severance Payments.

     3.01.Subject to Sections 6.04 and 6.05 hereof, the Company shall pay the Executive the amounts, and provide the benefits, described in this
          Article 3 (the "Severance Payments") upon the termination of the Executive's employment with the Company, unless such termination is by the Company for Cause, by reason of death or Permanent Disability of the Executive, or by the Executive without Good Reason.

     3.02.In lieu of any further salary payments or bonuses to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive (A) two times the Executive's Base Salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based and (B) an amount equal to Executive's target bonus for the calendar year in which his employment terminates, multiplied by a fraction, the numerator of which is number of days in such calendar year the Executive was an employee of the Company, and the denominator of which is 365. Subject to the provisions of Sections 6.04 and 6.05, the amount set forth in clause (A) of the immediately preceding sentence shall be payable in advance in 8 equal quarterly installments commencing with the Date of Termination and on each succeeding 90th day thereafter, and the amount set forth in clause (B) of the immediately preceding sentence shall be payable on the Date of Termination.

     3.03.In addition to the amounts described in Section 3.02 above, Executive shall be entitled to receive:

          (a) until 18 months from the Date of Termination, Executive (and, to the extent applicable, Executive's dependents) shall continue to be covered, at the Company's expense, under the Company's medical, dental and hospitalization insurance plans and until 12 months from the Date of Termination, Executive shall continue to be covered, at the Company's expense, under the Company's group life and accidental death and dismemberment insurance plans; provided that if Executive is provided with comparable coverage by a successor employer any such coverage by the Company shall cease;

          (b) all payments to which Executive has vested rights as of the Date of Termination under any employee benefit, disability, insurance and similar plans which provide for payments beyond the period of employment; and

          (c) all unpaid amounts, as of the Date of Termination, in respect of any bonus for any calendar year ending before the calendar year in which the Date of Termination occurs, which would have been payable had Executive remained in the Company's employ until such bonus would have been paid.

4. Permanent Disability.

     4.01.The Company may terminate the Executive's employment by reason of his Permanent Disability, and in such case the compensation to which Executive is entitled shall be paid through the last day of the month in which the notice is given. In addition, in such case Executive shall be entitled to receive:

          (a) all unpaid amounts, as of the Date of Termination, in respect of any bonus for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had Executive remained in the Company's employ until the date such bonus would otherwise have been paid, plus an amount equal to Executive's target bonus for the calendar year in which his employment terminates, multiplied by a fraction, the numerator of which is the number of days in such calendar year the Executive was an employee of the Company, and the denominator of which is 365;

          (b) for 18 months from the Date of Termination , Executive (and, to the extent applicable, Executive's dependents) shall continue to be covered, at the Company's expense, under the Company's medical, dental, hospitalization insurance plans, and until 12 months from the Date of Termination the Executive shall continue to be covered, at the Company's expense, under the Company's group life and accidental death and dismemberment insurance plans; provided that if Executive is provided with comparable coverage by a successor employer any such coverage by the Company shall cease; and

          (c) all amounts payable under the Company's disability plans, in accordance with their terms.

     4.02.Nothing herein contained shall affect Executive's right to any benefits that may accrue under the terms of any other Company benefit plans by reason of the Executive's Permanent Disability.

5.   Death.

     5.01.In the event of Executive's death while an employee of the Company, the Executive's estate or designated beneficiaries shall receive (i) payments of Executive's Base Salary for a period of three months after the date of death; (ii) all unpaid amounts, as of the date of death, in respect of any bonus for any calendar year ending before the calendar year in which such death occurs, which would have been payable had Executive remained in the Company's employ until the date such bonus would otherwise have been paid, plus an amount equal to Executive's target bonus for the calendar year in which his death occurs, multiplied by a fraction, the numerator of which is the number of days in such calendar year the Executive was an employee of the Company, and the denominator of which is 365; and (iii) any death benefits provided under the employee benefit programs, in accordance with their terms.

     5.02.Nothing herein contained shall affect Executive's rights to any benefits that may accrue under the terms of any other Company death benefit plan or life insurance policy or programs by reason of Executive's death.

6. Confidential Information, Non-Competition, Non-Solicitation, etc.

     6.01.Executive hereby  acknowledges and agrees that all personal  property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, and other documents, equipment and other Confidential Information furnished to or prepared by Executive in the course of or incident to his employment, belong to the Company and shall be promptly returned to the Company upon termination of his employment with the Company. Executive agrees not to disclose to any person (other than an employee or agent of the Company or any affiliate of the Company entitled to receive the same) any Confidential Information relating to the business of the Company and obtained by him while providing services to the Company, without the consent of the Board, or until such information ceases to be confidential.

          (a) Upon termination of his employment by the Company, the Executive shall be deemed to have resigned from all offices and directorships then held with the Company or any subsidiary or affiliate thereof.

          (b) Executive and the Company shall not (except as required by law) directly or indirectly make any statement or release any information, or encourage others to make any statement or release any information that is designed to embarrass or criticize the other (or their respective employees, directors or shareholders).

     6.02.During the period of the Executive's employment by the Company and for two years following the Date of Termination, Executive shall not, in any state in the United States where a member of the Restricted Group conducts business, directly or indirectly own, manage, operate, conduct, control or participate as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control, or accept employment with, or be connected in any other manner with, any business (a "Business") that is in competition with any member of the Restricted Group, except for ownership of no more than 2% of the debt or equity securities of corporations listed on a registered securities exchange, provided, however, that a Business shall not be deemed to be in competition with any members of the Restricted Group if (i) no more than 20% of the annual consolidated revenues of such Business (based upon its most recently completed fiscal year) are attributable to one or more business activities ("Incidental Competitive Activity") that are in competition with any member of the Restricted Group and (ii) the Executive is not engaged, directly or indirectly, in such Incidental Competitive Activity and has no direct or indirect responsibility for, or oversight of, such Incidental Competitive Activity. Notwithstanding the foregoing, the provisions of this Section 6.02 shall not apply if
          (A) in the case of any Notice of Termination given by the Executive for Good Reason or (B) in the case of any Notice of Termination given by the Company without Cause, the Executive prior to the receipt of any Severance Payments or portion thereof irrevocably and unconditionally waives in writing the right to receive any Severance Payments and accompanies such waiver with an executed form of release attached hereto as Appendix A which release is not thereafter revoked.

     6.03.For one year following the Date of  Termination,  Executive  shall not
          (without the prior written consent of the Company), either on his or her own behalf or on behalf of any person, firm or company, directly or indirectly (a) solicit, encourage or participate in soliciting or encouraging any customer or supplier of any member of the Restricted Group, or any other person or entity to terminate (or otherwise adversely alter) such person or entity's customer, supplier or other relationship with such member of the Restricted Group, and/or (b) hire any person who is at the time of the offer of employment, or within six months prior to such offer was, an employee of any member of the Restricted Group or encourage or participate in soliciting or encouraging any employee of any member of the Restricted Group to terminate (or otherwise adversely alter) such person's employment relationship with such member of the Restricted Group.

     6.04.As  a  condition  of  receiving   payments  and  benefits  under  this
          Agreement, the Executive agrees to sign the form of release attached hereto as Appendix A.

     6.05.Executive  and the Company  agree that the covenants set forth in this
          Article 6 are reasonable covenants under the circumstances, and further agree that, if in the opinion of any court of competent jurisdiction, such restraint is not reasonable in any respect, this Agreement shall be deemed modified to the least degree necessary to make the Agreement reasonable and fully enforceable. Executive agrees that any breach of the covenants contained in this Article 6 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments and/or providing benefits otherwise required by this Agreement, including those provided for in
          Article 3 hereof, and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

7.   Termination Procedures.

     7.01.Any purported termination of the Executive's employment with the Company (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Article 9 hereof. For purposes of this Agreement a "Notice of Termination", in the case of termination for Cause, shall mean delivery to Executive of a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for that purpose (after not less than 10 days notice to Executive ("Preliminary Notice") and reasonable opportunity for Executive, together with the Executive's counsel, to be heard before the Board prior to such vote) finding, that in good faith opinion of the Board, Executive was guilty of conduct constituting Cause and specifying the particulars thereof in detail. The Board shall not later than 30 days after the receipt of the Preliminary Notice by Executive communicate its findings to Executive. A failure by the Board to make its finding of Cause or to communicate its conclusions within such 30-day period shall be deemed to be a finding that Executive was not guilty of conduct constituting Cause.

     7.02."Date of  Termination",  with respect to any purported  termination of the Executive's employment, shall mean (a) if the Executive's employment is terminated for Permanent Disability, thirty (30) days after the Company shall have given the Executive a Notice of Termination for disability; provided that the Executive shall not have returned, within such 30-day period, to the full-time performance of the Executive's duties, and (b) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

8.   No Mitigation; Generally No Offset.

     The Company agrees that, if the Executive's employment is terminated, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to
     Article 3.  Further,  the amount of any payment or benefit  provided for in
     Article 4 (other than as provided in Sections 3.03(a) and 4.01(b)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or any of its subsidiaries, or otherwise.

9. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

         to Executive:

                  Mr. Anthony Guzzi
                  6809 Holleston Circle
                  Fayetteville, NY 13066



         to Company:

                  Sheldon I. Cammaker, Esq.
                  Executive Vice President and General Counsel
                  EMCOR Group, Inc.
                  301 Merritt Seven, 6th Floor
                  Norwalk, CT 06851

Any such notice or communication shall be delivered by hand or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the actual date of delivery or mailing shall determine the time at which notice was given.

10.  Agreement to Perform Necessary Acts.

     Each party agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

11.  Separability; Legal Actions; Legal Fees.

     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Any controversy or claim arising out of or relating to this Agreement or the breach of this Agreement that cannot be resolved by Executive and the Company, including any dispute as to the calculation of Executive's benefits or any payments hereunder, shall be submitted to arbitration in New York, New York in accordance with the laws of the State of New York and the procedures of the American Arbitration Association, except that if Executive institutes an action relating to this Agreement, Executive may, at Executive's option, bring that action in any court of competent jurisdiction. Judgment may be entered on an arbitrator(s)' award in any court having jurisdiction.

          In addition to all other amounts payable to the Executive under this Agreement, the Company shall pay or reimburse the Executive for legal fees (including without limitation, any and all court costs and attorneys' fees and expenses) incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof, unless, in the case of an action brought by the Executive, it is determined by an arbitrator or by a court of competent jurisdiction that such action was frivolous and was not brought in good faith. Such legal fees shall be paid or reimbursed by the Company to the Executive from time to time within five business days following receipt by the Company of copies of bills for such fees and if the Company fails to make such payment within such five day period, the Company shall pay the Executive interest thereon at the rate of 5% per annum. All other expenses relating to any arbitration or court proceedings shall be paid by the Company.

12.  Assignment.

     This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company (any such purported assignment by either shall be null and void), except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or business of the Company.

13.  Amendment; Waiver.

     The Agreement may be amended at any time, but only by mutual written agreement of the parties hereto. Any party may waive compliance by the other party with any provision hereof, but only by an instrument in writing executed by the party granting such waiver.

14.  Entire Agreement.

     Except as otherwise provided in the Change of Control Agreement dated as of the date hereof between the Company and the Executive and any plans or programs providing for perquisites, options and/or other equity grants otherwise provided to the Executive, the terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment and/or termination of employment of Executive by the Company. This Agreement shall not apply at all if the Change of Control Agreement is applicable to the Executive due to a Change of Control.

15.  Death or Incompetence.

     In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his estate or other legal representative.

16.  Survivorship.

     The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Article are in addition to the survivorship provisions of any other Article of this Agreement.

17.  Governing Law.

     This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York without reference to rules relating to conflicts of law.

18.  Withholdings.

     The Company shall be entitled to withhold from payment any amount of withholding required by law.

19.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

20.  Definitions.

     For purposes of this Agreement, the following terms shall have the meanings indicated below:

     (a) "Base Salary" shall mean the Executive's regular basic annual rate of compensation prior to any reduction therein under a salary reduction agreement pursuant to Section 401(k) or Section 125 of the Code, and shall not include (without limitation) cost of living allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

     (b)  "Board" shall mean the Board of Directors of the Company.

     (c) "Cause" for termination by the Company of the Executive's employment, shall mean (a) an action by Executive involving willful malfeasance in connection with his employment which results in material harm to the Company, (b) a material and continuing breach by Executive of the terms of this Agreement which breach is not cured within 60 days after Executive receives written notice from the Company of any such breach or (c) Executive being convicted of a felony. Termination of Executive for Cause shall be communicated by a Notice of Termination given within six months after the Board both (i) had knowledge of conduct or an event allegedly constituting Cause and (ii) had reason to believe that such conduct or event could be grounds for Cause. For purposes of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and its subsidiaries.

     (d) "Change of Control" shall have that meaning set forth in the Change of Control Agreement referred to in Article 14 hereof.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Company" shall mean EMCOR Group, Inc. and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

     (g) "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of any member of the Restricted Group or the customers of any member of the Restricted Group, that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

     (h) "Date of Termination" shall have the meaning stated in Section 7.02 hereof.

     (i) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts, or failure to act, unless, in the case of any act or failure to act described in clause
          (1), (2), (3), (4) or (5) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination by the Executive given in respect thereof:

          (1) any reduction by the Company of his authority, duties or responsibilities as, or any removal of the Executive from the position of, president and chief operating officer, except in connection with the termination of the Executive's employment (A) for Cause, (B) as a result of the Executive's Permanent Disability (as hereinafter defined) or death or (C) by the Executive other than for Good Reason;

          (2) a reduction by the Company in the Executive's Base Salary as in effect on the date hereof or as the same may be increased from time to time except in connection with a similar reduction in salary that is applicable to all senior executives of the Company;

          (3) the failure by the Company or a subsidiary to pay to the Executive any portion of the Executive's current compensation that is already earned and due;

          (4) the failure by the Company to obtain the assumption (either specifically or by operation of law) of this Agreement by any successor or assign of the Company or any person acquiring substantially all of the Company's assets; or

          (5) the termination of the Indemnity Agreement effective as of the date hereof between Executive and the Company.

     The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder, but the Executive shall only be considered to have terminated employment for "Good Reason" if the Executive gives a Notice of Termination within 90 days after the Executive becomes aware of the event or events constituting Good Reason.

     (j) "Notice of Termination" shall have the meaning stated in Section 7.01 hereof.

     (k) "Permanent Disability" shall be deemed to exist, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties with the Company on a full-time basis for a period of six (6) consecutive months.

     (l) "Restricted Group" shall mean the Company, its subsidiaries and their affiliates.

     (m) "Severance Payments" shall mean those payments described in Article 3 hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this amended and restated employment agreement as of the date first above written.

                                                      EMCOR GROUP, INC.


                                                      By:
                                                      __________________________


                                                      EXECUTIVE

                                                      __________________________
                                                      Anthony Guzzi

                                   APPENDIX A

                                 FORM OF RELEASE

For and in consideration of the payments and other benefits described in the Severance Agreement dated as of October ___, 2004, between EMCOR Group, Inc. (the "Company") and me (the "Agreement"), and for other good and valuable consideration, I hereby release the Company, its divisions, affiliates, subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, agents, shareholders, administrators, representatives, attorneys, insurers and fiduciaries, past, present and future (the "Released Parties") from any and all claims of any kind which I now have or may have against the Released Parties, whether known or unknown to me, by reason of facts which have occurred on or prior to the date that I have signed this Release (except a claim for the payments described in the Agreement). Such released claims include, without limitation, any and all claims under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 2601 et seq., and Connecticut General Statutes, Section 46a-60 et seq., and any and all state or local laws regarding employment discrimination and/or federal, state or local laws of any type or description regarding employment, including but not limited to any claims arising from or derivative of my employment with the Company and its subsidiaries, as well as any and all claims under state contract or tort law.

I have read this Release carefully, acknowledge that I have been given at least 21 days to consider all of its terms, and have been advised to consult with an attorney and any other advisors of my choice prior to executing this Release, and I fully understand that by signing below I am voluntarily giving up any right which I may have to sue or bring any other claims against the Released Parties, including any rights and claims under the Age Discrimination in Employment Act. I also understand that I have a period of 7 days after signing this Release within which to revoke my agreement, and that neither the Company nor any other person is obligated to make any payments or provide any other benefits to me pursuant to the attached Agreement until 8 days have passed since my signing of this Release without my signature having been revoked. Finally, I have not been forced or pressured in any manner whatsoever to sign this Release, and I agree to all of its terms voluntarily.

Notwithstanding anything else herein to the contrary, this Release shall not affect: the obligations of the Company set forth in the Agreement or other obligations that, by their terms, are to be performed after the date hereof (including, without limitation, obligations to me under any stock option, stock award or incentive plans or agreements or litigations under any person plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); obligations to indemnify me respecting acts or omissions in connection with my service as an officer or employee of the company and its subsidiaries; or any right I may have to obtain contribution in the event of the entry of judgment against me as a result of any act or failure to act for which both I and the Company are jointly responsible.

This Release, and the attached Agreement, are final and binding and may not be changed or modified except in a writing signed by both parties.

                                                                       EXHIBIT E

                           CHANGE OF CONTROL AGREEMENT

     This Agreement ("Agreement") is made as of October __, 2004, by and between the EMCOR GROUP, INC., a Delaware corporation (the "Company"), and Anthony Guzzi (the "Executive").

     WHEREAS, the Company's Board of Directors (the "Board") considers the continued services of key executives of the Company to be in the best interests of the Company and its stockholders; and

     WHEREAS, the Board desires to assure, and has determined that it is appropriate and in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances arising from the possibility or occurrence of a change of control of the Company; and

     WHEREAS, the Board has authorized the Company to enter into change of control agreements with those key executives of the Company who are designated by the Compensation and Personnel Committee of the Board of Directors ("Committee"), such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives; and

     WHEREAS, the Executive is a key executive of the Company and has been designated by the Committee as an executive to be offered such a change of control compensation agreement with the Company.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1.   Term of Agreement.

     On the date on which a Change of Control occurs (the "Effective Date"), this Agreement shall become effective. If Executive ceases to be employed by reason of an Anticipatory Termination (as defined in Section 3 (c)) prior to the Effective Date, then Executive shall receive the severance benefits provided herein and the Effective Date of this Agreement shall be deemed to be the date immediately preceding the occurrence of an Anticipatory Termination. If Executive ceases to be employed for any reason other than an Anticipatory Termination prior to a Change of Control, this Agreement shall terminate and have no effect and Executive shall receive such severance payments as are provided in any existing agreement between the Executive and the Company.

If a Change of Control occurs, the Executive's employment shall be continued hereunder for the period (the "Employment Period") commencing on the Effective Date and ending on the second anniversary of the date on which a Change of Control occurs, subject to the termination of Executive's employment as described hereinafter.

For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred when:

     (i) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities; or

     (ii) the stockholders of the Company shall approve any merger or other business combination of the Company, sale or lease of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company's assets; or
          (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

     (iii)within  any  24  month   period,   the  persons  who  were   directors
          immediately  before  the  beginning  of such  period  (the  "Incumbent
          Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).

2.   Employment following Change of Control.

     Executive shall have at least the same titles and responsibilities as those in effect immediately prior to the Change of Control. Executive shall receive an annual base salary which is not less than that in effect immediately prior to the Change of Control and the Company shall review the salary annually with a view to increasing it; provided any such increase shall be in the sole discretion of the Board. Once increased, base salary can not be decreased. The Executive shall also be paid an annual bonus (the "Bonus") which shall be no less than the higher of (i) the bonus paid or payable in respect of the year prior to the Change of Control or (ii) the average of the annual bonuses paid or payable in respect of the three years prior to the Change of Control. In addition, the Executive shall be provided with incentive compensation, pension, general insurance and fringe benefits and perquisites that are commensurate with the benefits and perquisites provided to Executive immediately prior to the Change of Control or, if more favorable to Executive, at the level made available to other similarly situated executive officers of the Company after the Change of Control. Upon the Change of Control, the Company shall also cause Executive's outstanding options to become immediately exercisable.

3.   Termination Following Change of Control.

     (a)  The Executive shall be entitled to the severance  benefits provided in
          Section 4 hereof in the event Executive's employment is terminated (A) within two years following a Change of Control (i) by the Company without Cause or (ii) by Executive for Good Reason or (B) prior to a Change of Control, as a result of an Anticipatory Termination.

Notwithstanding the foregoing, Executive shall not be entitled to severance benefits in the event of a termination of employment on account of death, Disability or Retirement, but excluding any such termination which is coincident with or subsequent to an event constituting Good Reason. For purposes of this
Agreement:

          (i) "Disability" shall mean an illness or injury preventing Executive from performing his duties, as they existed immediately prior to the illness or injury, on a full time basis for 180 consecutive business days.

          (ii) "Retirement" shall mean a termination of employment by Executive pursuant to late, normal or early retirement under a pension plan sponsored by the Company, as defined in such plan.

     (b)  Cause. For purposes of this Agreement, "Cause" shall mean:

          (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board or an officer of the Company which specifically identifies the manner in which the Board or the officer believes that Executive has not substantially performed Executive's duties; or

          (ii) (A) the conviction of, or plea of guilty or nolo contendere to, a felony or (B) the willful engaging by Executive in gross misconduct which is materially and demonstrably injurious to the Company.

In each case above, for a termination of employment to be for Cause: (a) the Executive must be provided with a Notice of Termination (as described in Section 3 (d)); (b) the Executive must be provided with an opportunity to be heard by the Board no earlier than 30 days following the Notice of Termination (during which notice period Executive has failed to cure or resolve the behavior in question); and (c) there must be a good faith determination of Cause by at least 3/4 of the non-employee outside directors of the Company.

     (c) Good Reason and Anticipatory Termination. For purposes of this Agreement, "Good Reason" shall mean:

          (i) Executive's annual salary is reduced below the higher of (A) the amount in effect on the Effective Date, or (B) the highest amount in effect at any time thereafter;

          (ii) Executive's annual bonus is reduced below the Bonus;

          (iii)Executive's duties and responsibilities or the program of incentive compensation and retirement and general insurance benefits offered to Executive are materially and adversely diminished in comparison to the duties and responsibilities or the program of benefits enjoyed by Executive on the Effective Date;

          (iv) Executive is required to be based at a location more than 50 miles from the location where Executive was based and performed services on the Effective Date; or

          (v) failure to provide for and obtain the assumption of this Agreement by any successor entity;

provided, however, that any diminution of duties or responsibilities that occurs solely as a result of the fact that the Company ceases to be a public company shall not, in and of itself, constitute Good Reason.

Any event or condition described in clauses (i) through (iv) or a termination without Cause, either of which occurs prior to a Change of Control but which Executive reasonably demonstrates (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change of Control (a "Third Party"), or (B) otherwise arose in connection with, or in anticipation of a Change of Control, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to a Change of Control ("Anticipatory Termination").

Executive shall give the Company written notice of any event which he claims is the basis for Good Reason and the Company shall have 30 days within which to cure or resolve the behavior in question before Executive can terminate for Good Reason.

     (d) Notice of Termination. Any purported termination of the Executive's employment with the Company shall be communicated by a Notice of Termination to the Executive, if such termination is by the Company, or to the Company, if such termination is by the Executive. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated. For purposes of this Agreement, no purported termination of Executive's employment with the Company shall be effective without such a Notice of Termination having been given.

     (e) Dispute Resolution. Disputes arising from the operation of this Agreement, including, but not necessarily being limited to, the manner of giving the Notice of Termination, the reasons or cause for the Executive's termination or the amount of severance compensation due to the Executive subsequent to the Executive's termination, may be resolved, at the Executive's discretion, by arbitration; provided, however, that disputes arising under Section 11 of this Agreement shall not be resolved under this Section 3 (e). In the event that any such dispute which the Executive elects to be resolved by arbitration, after notice thereof is given to the other party in writing, is not able to be resolved by mutual agreement of the parties within sixty
          (60) calendar days of the giving of such notice, the Executive and the Company hereby agree to promptly submit such a dispute to binding arbitration in New York, New York in accordance with New York law and the rules and procedures of the American Arbitration Association. During any period in which a dispute between the Company and the Executive is pending, the Executive shall continue to receive his salary (including any Bonus) and benefits as if his employment with the Company had continued through the date of the final determination thereof (i.e. after decision following any trial or arbitration proceeding and after all appeals therefrom or after the time for any appeal therefrom has run), and any such payments or benefits shall not be offset against any severance, either under this Agreement or otherwise, to which Executive may be entitled.

4.   Compensation Upon Termination After a Change of Control.

If within two (2) years after the Effective Date, the Executive's employment by the Company shall be terminated in accordance with Section 3 (a) (the "Termination"), the Executive shall be entitled to the following payments and benefits:

     (a) Severance. As soon as practicable after the Termination, but in any event no later than 10 business days following such Termination, the Company shall pay or cause to be paid to the Executive, a lump sum cash amount equal to three (3) times the sum of (i) the Executive's annual base salary on the Effective Date (the "Base Salary"), (ii) the Bonus, and (iii) the value of the perquisites (e.g., car allowance, club dues, etc., including any ordinary tax gross-ups for perquisites) provided to Executive in respect of the year prior to the Change of Control. In addition, at the time of the above payment, the Executive shall be entitled to an additional lump sum cash payment equal to the sum of (A) Executive's annual salary through the date of termination,
          (B) an amount equal to the Executive's annual bonus for any calendar year ending before such termination occurs, which would have been payable had Executive remained in the Company's employ until the date such bonus would otherwise have been paid, (C) a pro rata portion of the Bonus (calculated through the date of termination), and (D) an amount, if any, equal to compensation previously deferred (excluding any qualified plan deferral) and any accrued vacation pay, in each case, in full satisfaction of Executive's rights thereto.

     (b) Additional Benefits. The Executive shall be entitled to continued medical, dental and life insurance coverage for the Executive and the Executive's eligible dependents on the same basis as in effect prior to the Change of Control or the Executive's Termination of employment, whichever is deemed to provide for more substantial benefits, until the earlier of (A) thirty-six (36) months (the "Separation Period") after the Executive's Termination or (B) the commencement of comparable coverage with a subsequent employer; provided, however, that such continued coverage shall not count against any continued coverage required by law.

     (c) Outplacement. If so requested by the Executive, outplacement services shall be provided by a professional outplacement provider at a cost to the Company of not more than 20% of the Executive's Base Salary.

     (d) Withholding. Payments and benefits provided pursuant to this Section 4 shall be subject to any applicable payroll and other taxes required to be withheld.

5.   Certain Additional Payments by the Company:

     (a) Anything in this Agreement to the contrary notwithstanding, if it is determined (as hereafter provided) that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment") , would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 28OG of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax") , then the Executive shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. If payments required pursuant to this subsection to be made by the Company to the Executive are not made within such five-day period, the Company shall pay the Executive interest thereon at the rate of 10% per annum.

     (b) Subject to the provisions of Section 5.(f) hereof, all determinations required to be made under this Section 5, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by the nationally recognized firm of certified public accountants (the "Accounting Firm") used by the Company prior to the Change of Control (or, if such Accounting Firm declines to serve, the Accounting Firm shall be a nationally recognized firm of certified public accountants selected by the Executive). The Accounting Firm shall be directed by the Company or the Executive to submit its determination and detailed supporting calculations to both the Company and the Executive within 15 calendar days after the Termination Date, if applicable, and any other such time or times as may be requested by the Company or the Executive. If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to Section 5(f) hereof and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

     (c) The Company and the Executive shall each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by Section 5(b) hereof.

     (d) The federal, state and local income or other tax returns filed by the Executive and the Company (or any filing made by a consolidated tax group which includes the Company) shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive. The Executive shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such reduction.

     (e) The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by Sections 5 (b) and (d) hereof shall be borne by the Company. If such fees and expenses are initially advanced by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof. If such amounts are not reimbursed to the Executive by the Company within such five-day period, the Company shall pay the Executive interest thereon at the rate of 10% per annum.

     (f) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive shall not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

          (i) provide the Company with any written records or documents in his possession relating to such claim reasonably requested by the Company;

          (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

          (iii)cooperate with the Company in good faith in order effectively to contest such claim; and

          (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this
Section 5 (f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 5 (f) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim; provided however, that the Executive may participate therein at his cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

     (g) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5 (f) hereof, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5 (f) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f) hereof, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be pursuant to this Section 5.

6.   Obligations Absolute; No Mitigation; No Effect On Other Rights.

     (a) The obligations of the Company to make the payment to the Executive, and to make the arrangements, provided for herein are absolute and unconditional and may not be reduced by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

     (b) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

     (c) The provisions of this Agreement, and any payment provided for herein, shall not supersede or in any way limit the rights, benefits, duties or obligations which the Executive may now or in the future have under any benefit, incentive or other plan or arrangement of the Company or any other agreement with the Company.

7.   Not an Employment Agreement.

     Subject to the terms of this or any other agreement or arrangement between the Company and the Executive that may then be in effect, nothing herein shall prevent the Company from terminating the Executive's employment.

8.   Successors; Binding Agreement, Assignment.

     (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business of the Company, by agreement to expressly, absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement and shall entitle the Executive to terminate the Executive's employment with the Company or such successor for Good Reason immediately prior to or at any time after such succession. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 8(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law, including any parent or subsidiary of such a successor.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate or designated beneficiary. Neither this Agreement nor any right arising hereunder may be assigned or pledged by the Executive.

9.   Notice.

     For purposes of this Agreement, notices and all other communications provided for in this Agreement or contemplated hereby shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed United States certified or registered mail, return receipt requested, postage prepaid, and addressed, in the case of the Company, to the Company at:

                  301 Merritt Seven, 6th Floor
                  Norwalk, CT 06851
                  Attention: Frank T. MacInnis, Chairman of the  Board

     and in the case of the Executive, to the Executive at the most current address shown on the Executive's employment records. Either party may designate a different address by giving notice of change of address in the manner provided above, except that notices of change of address shall be effective only upon receipt.

10.  Expenses.

     In addition to all other amounts payable to the Executive under this Agreement, the Company shall pay or reimburse the Executive for legal fees (including without limitation, any and all court costs, arbitration costs, and attorneys' fees and expenses) , incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof; unless, in the case of an action brought by the Executive, it is determined by an arbitrator or by a court of competent jurisdiction that such action was frivolous and was not brought in good faith. If such legal fees shall not be paid or reimbursed by the Company to the Executive from time to time within such five-day period, the Company shall pay the Executive interest thereon at the rate of 10% per annum.

11.  Confidentiality.

     The Executive shall retain in confidence any and all confidential information concerning the Company and its respective business which is now known or hereafter becomes known to the Executive, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Executive at any time after the Executive's employment by the Company shall have terminated, from a third party not employed by or otherwise affiliated with the Company or (iii) which is or becomes known to the public by any means other than a breach of this Section 11. Upon any termination of Executive's employment, the
     Executive shall not take or keep any proprietary information or documentation belonging to the Company.

12.  Miscellaneous.

     No provision of this Agreement may be amended, altered, modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in writing signed by the Executive and such officer of the Company as shall be specifically designated by the Committee or by the Board. No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to its conflict of laws rules. Any action brought by the Executive or the Company shall be brought and maintained in a court of competent jurisdiction in the State of New York.

13.  Severability.

     If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

14.  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

15.  Entire Agreement.

     Except as otherwise provided in a Severance Agreement dated the date hereof between the Executive and the Company, as the same may be amended from time to time hereafter, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written agreements, commitments or understanding with respect to the matters provided for herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         EMCOR GROUP, INC.

                         By  ___________________________________________________

                         Name:__________________________________________________

                         Title:_________________________________________________

                         _______________________________________________________
                         Executive

                                                                       EXHIBIT F

     AGREEMENT, made as of October __, 2004 between EMCOR GROUP, INC., a Delaware corporation (the "Company"), and Anthony Guzzi (the "Indemnitee").

     WHEREAS, Indemnitee is a director or officer of the Company;

     WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment;

     WHEREAS, basic protection against undue risk of personal liability of directors and officers heretofore has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost;

     WHEREAS, the By-laws of the Company require the Company to indemnify expenses to its directors and officers to the full extent permitted-by law and Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such By-laws;

     WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection afforded by such By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-laws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors and officers liability insurance policies;

     NOW, THEREFORE, in consideration of the premises and of Indemnitee's service to the Company, directly or indirectly, and intending to be legally bound hereby, the parties hereto agree as follows:

1. In the event Indemnitee was, is or becomes a party to or a witness or other participant in, or is threatened to be made a party to, or a witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to any such action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "Claim") by reason of (or arising in part out of) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (an "Indemnifiable Event") , the Company shall indemnify Indemnitee, to the fullest extent permitted by law as soon as practicable but in any event no later than ten days after written demand is presented to the Company, against any and all expenses (including attorneys' fees and all other costs, expenses and obligations paid or incurred by Indemnitee in connection with investigating, preparing for and defending or participating in the defense of (including an appeal) any Claim relating to any Indemnifiable Event actually and reasonably incurred by Indemnitee) (collectively "Expenses"), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within ten days of such request) any and all such Expenses to Indemnitee; provided, however, that if, when and to the extent that an appropriate person or body (the "Reviewing Party") determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid and the Company shall cease to advance expenses (unless Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall be entitled to have his expenses advanced and shall not be required to so reimburse the Company until a final judicial determination requiring such reimbursement is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control of the Company (as hereinafter defined), the Reviewing Party (which can, but does not have to, be the disinterested members of the Board of Directors or a committee comprised of one or more disinterested members of the Board of Directors) shall be selected by the Board of Directors. If there has been a Change of Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) , the Reviewing Party shall be the special, independent counsel referred to in Section 2 hereof. If, by the expiration of the foregoing ten-day period, Indemnitee has not been indemnified or received expense advances or the Reviewing Party determines that Indemnitee would not be permitted to be indemnified or be entitled to expense advances in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking from the court a finding that Indemnitee is entitled to
     indemnification   and  expense  advances  or  enforcement  of  Indemnitee's
     entitlement to indemnification and expense advances or challenging any determination by the Reviewing Party or any aspect thereof that Indemnitee is not entitled to be indemnified or receive expense advances; any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. Indemnitee agrees to bring any such litigation in any court in the states of New York, Connecticut, or Delaware having subject matter jurisdiction thereof and in which venue is proper, and the Company hereby consents to service of process and to appear in any such proceeding.

2. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control)then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement or any other agreement or By-laws now or hereafter in effect relating to Claims for Indemnifiable Events (including any Claim for Indemnifiable Events arising prior to such Change in
     Control), the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Unless Indemnitee has selected counsel pursuant to this Section 2 and such counsel has been approved by the Company (which approval shall not be unreasonably withheld or delayed), the firms in the attached Exhibit A shall be deemed to satisfy the requirements set forth above. Such counsel, among other things, shall determine whether and to what extent Indemnitee is permitted to be indemnified, is entitled to expense advances under applicable law, or is obligated to reimburse the Company for expenses advanced and shall render its written opinion to the Company and Indemnitee to such effect. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for willful misconduct or gross negligence.

     3. (a) In the event of a Potential Change in Control (as defined below) which has not ceased to exist, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the independent legal counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within ten days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 1 of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be a bank organized under the laws of the United States of America or of any state and having a combined capital surplus of at least $50,000,000 and shall be chosen by Indemnitee. Nothing in this Section 3 shall relieve the Company of any of its obligations under this Agreement.

     (b)  A "Potential  Change In Control"  shall be deemed to have  occurred if
          (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding voting securities increases his beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

4. In the event the Company shall be obligated hereunder to pay Expenses of any action, suit or proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld or delayed) upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding; provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company,(B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

5. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee', shall (within ten days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted or action brought  by  Indemnitee  for (i)  indemnification  or  advance  payment  of
     Expenses by the Company under this Agreement or any other agreement or Company By-laws now or hereafter in effect relating to Claims for
     Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Indemnitee ultimately is determined to be entitled to such indemnification, advance payment of Expenses or insurance recovery, as the case may be.

6. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that Indemnitee is not entitled to indemnification or expense advance or that indemnification or expense advance is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's By-laws as in effect on the date of this Agreement or the Delaware General Corporation Law or otherwise. To the extent a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9. Indemnitee shall notify the Company in writing of the institution of any action, suit, proceeding, inquiry or investigation that is or may be subject to this Agreement. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power. No legal action under this Agreement shall be brought and no cause of action under this Agreement shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company under this Agreement shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that, if any shorter period-of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

11. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance Policy, By-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

14. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

15. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

16. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state, but excluding any conflicts of law, rule or principle which might refer such governance, construction or enforcement to the laws of another state or country.

                                     EMCOR GROUP, INC.


                                               By: _________________________
                                                     Frank T. MacInnis
                                                     Chairman, President and
                                                     Chief Executive Officer


                                                   _________________________
                                                    Anthony Guzzi

                                    EXHIBIT A

                                    Milbank, Tweed, Hadley & McCloy
                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    Schulte Roth & Zabel
                                    Simpson Thacher & Bartlett
                                    Skadden, Arps, Slate, Meagher & Flom
                                    Stroock & Stroock & Lavan

                                                                    Exhibit 99.1

                   EMCOR GROUP, INC. APPOINTS ANTHONY GUZZI AS
                      PRESIDENT AND CHIEF OPERATING OFFICER

NORWALK, CONNECTICUT, October 13, 2004 -- EMCOR Group, Inc. (NYSE: EME) today announced that Anthony J. Guzzi will become the Company's President and Chief Operating Officer, effective October 25, 2004. Frank T. MacInnis will remain as Chairman of the Board and Chief Executive Officer of the Company.

As President and Chief Operating Officer, Mr. Guzzi, age 40, will be responsible for the day-to-day operations of the Company and will report directly to Mr. MacInnis.

From 1997 to the present, Mr. Guzzi held a variety of senior leadership positions at United Technologies Corporation (NYSE: UTX) and its subsidiary Carrier Corporation, the world's leading manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment. While at Carrier, Mr. Guzzi successfully carried out major programs in a number of different areas, including initiatives to increase market share, reduce operating costs, improve financial performance, and evaluate and execute strategic acquisitions. Since 2001 he has been President of Carrier's North American Parts, Distribution and Services division with annual revenues of $2.6 billion.

"Tony's proven leadership qualities and passion for operational excellence make him an excellent choice for EMCOR Group", stated Frank MacInnis. "EMCOR continues to set new standards in offering an unmatched array of services to customers, anytime and anywhere. Tony's broad experience in meeting and exceeding customer and market requirements is aligned with our strategy. We expect his industry knowledge and customer relationships to pay immediate and long-term dividends as we continue to develop our unique service model and blue-chip customer list. I look forward to working with Tony and the rest of our talented management team to build value for our shareholders."

From 1993 to 1996, Mr. Guzzi was an Engagement Manager at McKinsey & Company, Inc. From 1986 to 1991, he served in the U.S. Army as a Light Infantry Captain and is Ranger qualified. Mr. Guzzi received a B.S. in Civil Engineering and Economics from the United States Military Academy (West Point) in 1986. He received an M.B.A. from Harvard Business School in 1993.

                                    - MORE -

EMCOR Group Appoints Anthony Guzzi as President and COO                   Page 2


In accordance with New York Stock Exchange rules, the Company reported that upon commencement of his employment with the Company, Mr. Guzzi will be granted 25,000 restricted stock units (the "RSUs") and an option (the "Options") to purchase 30,000 shares of the common stock of the Company (the "Common Stock"). One-half of the RSUs will vest on the first business day immediately following the day upon which the Company releases to the public its results for the fourth quarter of each of 2004 and 2005, respectively, entitling him to receive 12,500 shares of Common Stock on each such date. The Options will have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant and a ten-year term. One-third of the Options will become exercisable on each of the first, second and third anniversaries of the grant date. In the event Mr. Guzzi's employment is terminated by the Company without cause or is terminated by him for good reason, then all unvested RSUs will become vested and converted into shares of Common Stock, and all unvested Options will become vested and may be exercised for a period of two years from the date of such termination.

EMCOR  Group,   Inc.  is  a  worldwide   leader  in  mechanical  and  electrical
construction services and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

This release may include "forward looking statements." These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, business opportunities that may be presented to and pursued by the Company and other factors, many of which are beyond the control of the Company. Actual results may differ materially from those anticipated in the statements.

                                      # # #